SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2003

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on January 29, 2003 as follows:

CLEVELAND-CLIFFS REPORTS RESULTS FOR 2002

     Cleveland, OH – January 29, 2003 – Cleveland-Cliffs Inc (NYSE:CLF) today reported a fourth quarter loss from continuing operations of $65.6 million, or $6.49 per share (all per share amounts are “diluted”). For the full year 2002, Cliffs reported a loss from continuing operations of $66.4 million, or $6.58 per share. The fourth quarter and full year loss included a $52.7 million non-cash charge for the impairment of Empire Mine assets. Results from continuing operations, before the asset impairment charge and income taxes, were income of $7.2 million in the fourth quarter, and a loss of $4.6 million for the full year. The $7.2 million in the fourth quarter reflected a $12.7 million gross margin on pellet sales of 4.5 million tons.

     In 2001, Cliffs recorded a loss from continuing operations of $2.5 million, or $.26 per share, in the fourth quarter, and $19.5 million, or $1.93 per share, for the full year. Before income taxes, the fourth quarter loss was $3.5 million and the full year loss was $28.7 million.

     John S. Brinzo, Cliffs’ Chairman and Chief Executive Officer, said, “The year 2002 was full of challenges, but it was also a remarkable year in which decisive actions turned adversities into opportunities. We have been profitable on an operating basis the last two quarters, and the stage has been set for a profitable 2003.”

     Following is a summary of results for 2002 and 2001:

	(In Millions, Except Per Share)

	Fourth Quarter		Year

	2002	2001	2002	2001

Income (Loss) From Continuing Operations Before Asset Impairment Charge and Income Taxes	$7.2	$(3.5)	$(4.6)	$(28.7)
Asset Impairment Charge	(52.7)	—	(52.7)	—
Income Taxes (Credit)	20.1	(1.0)	9.1	(9.2)

(Loss) From Continuing Operations:
Amount	(65.6)	(2.5)	(66.4)	(19.5)
Per Share	(6.49)	(.26)	(6.58)	(1.93)
(Loss) From Discontinued Operation:
Amount:
Asset Impairment Charges	(1.7)	—	(97.4)	—
Other	(3.5)	(3.3)	(11.1)	(12.7)

Total	(5.2)	(3.3)	(108.5)	(12.7)
Per Share	(.52)	(.32)	(10.72)	(1.26)

(Loss) Before Cumulative Effect of Accounting Changes:
Amount	(70.8)	(5.8)	(174.9)	(32.2)
Per Share	(7.01)	(.58)	(17.30)	(3.19)
Cumulative Effect of Accounting Changes:
Amount	—	—	(13.4)	9.3
Per Share	—	—	(1.32)	.92

Net (Loss):
Amount	$(70.8)	$(5.8)	$(188.3)	$(22.9)
Per Share	$(7.01)	$(.58)	$(18.62)	$(2.27)

     The improvement in 2002 fourth quarter and full year results from continuing operations, before the Empire Mine asset impairment charge and income taxes, was primarily due to higher pellet sales and production volume. Iron ore pellet sales volume was up by 67 percent in the fourth quarter and 75 percent for the full year. Cliffs’ share of pellet production was up by more than 300 percent in the quarter and 88 percent for the full year. There were no production curtailments in the fourth quarter of 2002. In the fourth quarter of 2001, the fixed costs associated with production curtailments totaled $13.2 million. The cost of production curtailments in full year results were $20.6 million in 2002 and $48.0 million in 2001.

     Royalty and management fee income from partners declined in 2002 mainly due to the increase in Cliffs’ ownership of the Tilden Mine in 2002, and the extended shutdown of the Empire Mine early in 2002. Administrative costs increased in 2002 primarily due to higher benefit costs and incentive compensation expense.

     Iron ore pellet sales in the fourth quarter of 2002 were 4.5 million tons compared to 2.7 million tons in 2001. Full year sales were 14.7 million tons in 2002 versus 8.4 million tons in 2001. A significant portion of the increase in both periods was the sale of pellets to International Steel Group and Algoma Steel under new sales agreements.

     Cliffs’ share of iron ore pellet production in the fourth quarter was 4.2 million tons versus 1.0 million tons in 2001, and full year production was 14.7 million tons versus 7.8 million tons in 2001. At the end of December, Cliffs had 3.9 million tons of pellets in inventory compared to 3.0 million tons at December 31, 2001. With the Company’s new business model, a significant percentage of the pellets in inventory at year-end are located in the lower great lakes region and will be sold in the first quarter of 2003.

     Following is a summary of production tonnages by mine for the year 2002 and 2001:

	(Tons in Millions)

	Total Mine		Cliffs' Share

	2002	2001	2002	2001

Empire	3.6	5.7	1.1	1.7
Tilden	7.9	6.4	6.7	2.2

Michigan Mines	11.5	12.1	7.8	3.9
Hibbing	7.7	6.1	1.5	.2
Northshore	4.2	2.8	4.2	2.8
Wabush	4.5	4.4	1.2	.9

Total	27.9	25.4	14.7	7.8

Empire Mine Asset Impairment Charge

     Cliffs recorded a $52.7 million non-cash charge in the fourth quarter of 2002 to recognize the impairment of Empire Mine assets. The Company periodically conducts a formal evaluation of its iron ore reserves at all mining locations, which includes the effect of changes in the cost of producing pellets from the respective ore reserves. As previously announced, we completed various mine planning studies at Empire in the fourth quarter which indicated that the mine’s economic ore reserves were reduced from 116 million tons of pellets at December 31, 2001 to 63 million tons at the end of 2002. The Company concluded that the projected future cash flows from remaining economic reserves would not exceed the carrying value of the Empire fixed assets, and accordingly, the impairment charge was recorded.

     Brinzo noted, “The write-off of Empire assets, which was required by accounting guidelines, does not reflect a lack of commitment to the mine. We entered into an agreement with Ispat Inland Inc.,

effective December 31, 2002, that increased our ownership of the Empire Mine to 79 percent and better positioned the mine for the future. This transaction could lead to the combination of the operations of the Empire and Tilden Mines before the end of 2003. The combination, which has been under study for some time, would be expected to create a more efficient, cost competitive mining operation.”

Income Taxes

     In 2002, the Company had pre-tax losses from continuing and discontinued operations totaling $165.8 million and a $13.4 million pre-tax charge for the cumulative effect of an accounting change for which no tax benefit was recorded. In addition, the Company established a deferred tax valuation allowance in recognition of uncertainty regarding realization of future tax benefits. The income tax provision of $20.1 million in the fourth quarter and $9.1 million for the full year represents non-cash charges primarily attributable to fully reserving Cliffs’ net deferred tax assets. The deferred tax valuation allowance will be evaluated in future periods, and a benefit recorded upon the realization of all or a portion of the deferred tax assets. The Company does not expect to record a provision for federal income taxes in future years, except for potential alternative minimum taxes, until it has recorded substantial pre-tax income.

Discontinued Operation

     In the fourth quarter, Cliffs decided to exit the ferrous metallics business and abandoned its investment in the Cliffs and Associates Limited HBI plant in Trinidad. The $5.2 million, or $.52 per share, fourth quarter loss from discontinued operations at CAL, included a $1.7 million charge to write-off the remaining working capital. The full year loss from CAL, which includes asset impairment charges of $97.4 million, was $108.5 million, or $10.72 per share. No further costs are anticipated in 2003.

Accounting Changes

     In 2002, Cliffs implemented the Financial Accounting Standard Board’s SFAS No. 143, “Accounting for Asset Retirement Obligations” which addresses financial accounting and reporting obligations associated with the eventual closure of mining operations. The cumulative effect of the accounting change on prior years results was recognized by a $13.4 million non-cash charge as of January 1, 2002. The 2002 non-cash expense related to the accounting change was $.5 million in the fourth quarter and $1.9 million for the full year.

     In 2001, Cliffs changed its method of accounting for investment gains and losses on pension assets for the calculation of pension expense. The cumulative effect of the accounting change on prior years’ results was recognized by a $9.3 million non-cash credit as of January 1, 2001.

Minimum Pension Liability

     Due to the sharp decline in the market value of the Company’s pension fund assets in 2002, and the decline of interest rates used in discounting benefit liabilities, pension assets at the end of 2002 were substantially less than the accumulated benefit obligation at year-end. To recognize the additional minimum pension liability, the Company recorded a $109.7 million direct charge to shareholders’ equity. In an October 2002 news release, the charge was projected to be between $100 and $125 million. The charge to equity does not run through the statement of operations, and in concept, represents the current state of the pension plans as if they were frozen in time. Additionally, the charge does not affect pension funding requirements in the near term.

Liquidity and Capitalization

     At December 31, 2002, Cliffs had $61.8 million of cash and cash equivalents and $55 million of debt. As previously disclosed, the Company and its lenders amended the senior note agreement in

December 2002. As part of the amended agreement, Cliffs made a principal payment of $15 million on December 31, 2002 to reduce the amount outstanding to $55 million at year-end. The Company has agreed to additional scheduled payments, including a $20 million payment in December 2003. With current cash, the Company expects to have adequate liquidity to meet its normal seasonal requirements and debt repayment obligations in 2003. However, the Company is evaluating a $20 million revolving credit bank facility to address additional seasonal contingencies. Cliffs generated cash flow from operating activities of $40.9 million in 2002, which allowed the Company to make significant investments and pay down debt.

     Shareholders’ equity declined to $79.3 million at December 31, 2002, primarily due to the $188.3 million net loss in 2002 and the $109.7 million direct charge to equity for pensions. The $191.2 million increase in post-employment benefit liabilities in 2002 principally reflects the minimum pension liability and the impact of consolidating the Tilden and Empire mines becoming consolidated subsidiaries of Cliffs.

Outlook

     Brinzo said, “We are starting 2003 with a much improved outlook and a full order book. While we still have significant challenges as we work to increase profit margins and improve the competitive position of our mines, our business fundamentals are solid. Our 2003 sales volume is projected to be a record 20 million tons, a 36 percent increase from 2002. Our sales commitments should allow us to operate our mines at capacity levels.”

     Following is a summary of expected production by mine for 2003:

	(Tons in Millions)

	Total	Cliffs'
	Mine	Share

Empire	6.2	4.9
Tilden	8.0	6.9

Michigan Mines	14.2	11.8
Hibbing	8.3	1.9
Northshore	4.8	4.8
Wabush	5.3	1.4

Total	32.6	19.9

     Brinzo concluded, “Cliffs is going through a dramatic transformation as the Company positions itself to serve a new North American steel industry that is emerging from the ashes of a financial meltdown. Our success will be measured by earning a profit that rewards shareholders, employees and the many others that have a stake in Cliffs’ future. Every segment of our organization is being challenged to achieve the goals and objectives that will lead to success.”

* * * * *

     Cleveland-Cliffs is the largest supplier of iron ore pellets in North America. The Company operates five iron ore mines located in Michigan, Minnesota and Eastern Canada. References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

     Actual results may differ materially from such statements for a variety of factors; such as: the expectations for pellet sales and mine operations and the projected liquidity requirements in 2003 may differ significantly from actual results because of changes in demand for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine or other operation and the carrying value of associated assets; and changes in domestic or international economic and political conditions.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2001 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

     Cliffs will host a conference call on 2002 results tomorrow, January 30, at 10:00 a.m. EST. The call will be broadcast live on Cliffs’ website at http://www.cleveland-cliffs.com. A replay of the call will be available on the website for 30 days. Cliffs will file its 2002 annual 10-K Report with the Securities and Exchange Commission in early February. For a more complete discussion of operations and financial position, please refer to the 10-K Report.

CLEVELAND-CLIFFS INC

STATEMENT OF CONSOLIDATED OPERATIONS

	Fourth Quarter		Year

(In Millions Except Per Share Amounts)	2002	2001	2002	2001

REVENUES
Product sales and services
Iron ore products	$156.2	$98.0	$510.8	$301.5
Freight and minority interest	25.5	8.2	75.6	17.8

Total product sales and services	181.7	106.2	586.4	319.3
Royalties and management fees	4.2	7.3	12.2	29.8
Interest income	1.4	1.0	4.8	3.8
Other income	2.0	1.8	13.7	10.2

TOTAL REVENUES	189.3	116.3	617.1	363.1
COSTS AND EXPENSES
Cost of goods sold and operating expenses	169.0	110.6	582.7	358.7
Administrative, selling and general expenses	7.8	3.3	23.8	15.2
Interest expense	1.2	1.6	6.6	8.8
Other expenses	4.1	4.3	8.6	9.1

TOTAL COSTS AND EXPENSES	182.1	119.8	621.7	391.8

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE IMPAIRMENT CHARGE AND INCOME TAXES	7.2	(3.5)	(4.6)	(28.7)
IMPAIRMENT OF MINING ASSETS	(52.7)		(52.7)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(45.5)	(3.5)	(57.3)	(28.7)
INCOME TAXES (CREDIT)	20.1	(1.0)	9.1	(9.2)

LOSS FROM CONTINUING OPERATIONS	(65.6)	(2.5)	(66.4)	(19.5)
LOSS FROM DISCONTINUED OPERATION	(5.2)	(3.3)	(108.5)	(12.7)

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(70.8)	(5.8)	(174.9)	(32.2)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE			(13.4)	9.3

NET LOSS	$(70.8)	$(5.8)	$(188.3)	$(22.9)

NET LOSS PER COMMON SHARE
Basic and Diluted
Continuing operations	$(6.49)	$(.26)	$(6.58)	$(1.93)
Discontinued operation	(.52)	(.32)	(10.72)	(1.26)
Cumulative effect of accounting change			(1.32)	.92

Net loss	$(7.01)	$(0.58)	$(18.62)	$(2.27)

AVERAGE NUMBER OF SHARES
Basic	10.1	10.1	10.1	10.1
Diluted	10.1	10.1	10.1	10.1

CLEVELAND-CLIFFS INC

STATEMENT OF CONSOLIDATED CASH FLOWS

	Fourth Quarter		Year

(In Millions, Brackets Indicate Decrease in Cash)	2002	2001	2002	2001

OPERATING ACTIVITIES
Loss from continuing operations	$(65.6)	$(2.5)	$(66.4)	$(19.5)
Impairment of mining assets	52.7		52.7
Depreciation and amortization:
Consolidated	8.0	3.1	25.5	12.6
Share of associated iron ore ventures	2.2	2.6	8.4	10.8
Deferred income taxes	15.6	(6.6)	13.9	(12.8)
Asset retirement obligation	1.9		1.9
Gain on sale of assets	(1.1)	(.5)	(6.2)	(5.6)
Other	(0.2)	1.2	(1.8)	3.8

Total before changes in operating assets and liabilities	13.5	(2.7)	28.0	(10.7)
Changes in operating assets and liabilities	(19.5)	42.6	12.9	39.6

Net cash from (used by) operating activities	(6.0)	39.9	40.9	28.9
INVESTING ACTIVITIES
Purchase of property, plant and equipment:
Consolidated	(1.5)	(.6)	(8.6)	(3.2)
Share of associated iron ore ventures	(.3)	(1.9)	(2.0)	(4.0)
Investment in steel companies equity and debt			(27.4)
Investment in power-related joint venture		(3.0)	(6.0)	(3.0)
Proceeds from sale of assets	1.5	.5	8.2	11.0
Other		(.3)		(.7)

Net cash from (used by) investing activities	(.3)	(5.3)	(35.8)	.1
FINANCING ACTIVITIES
Borrowings (repayment) under revolving credit facility	(100.0)		(100.0)	100.0
Repayment of long-term debt	(15.0)		(15.0)
Contributions by minority shareholder	.1		.3
Proceeds from LTVSMC transaction		50.0		50.0
Dividends		(1.0)		(4.1)

Net cash from (used by) financing activities	(114.9)	49.0	(114.7)	145.9

CASH FROM (USED BY) CONTINUING OPERATIONS	(121.2)	83.6	(109.6)	174.9
CASH USED BY DISCONTINUED OPERATION	(2.5)	(1.0)	(12.4)	(21.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(123.7)	$82.6	$(122.0)	$153.9

CLEVELAND-CLIFFS INC

STATEMENT OF CONSOLIDATED FINANCIAL POSITION

	(In Millions)

	Dec. 31,	Sept. 30,	Dec. 31,
	2002	2002	2001

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$61.8	$185.5	$183.8
Trade accounts receivable — net	14.1	22.0	19.9
Receivables from associated companies	9.0	9.4	12.1
Product Inventories	111.2	99.1	84.8
Supplies and other	73.2	55.8	29.0
Deferred and refundable income taxes	1.5	4.4	20.9
Other	29.7	12.8	12.2

TOTAL CURRENT ASSETS	300.5	389.0	362.7
PROPERTIES — NET	278.9	278.2	260.3
INVESTMENTS IN ASSOCIATED IRON ORE VENTURES	1.5	14.1	131.7
LONG-TERM RECEIVABLES	63.9
OTHER ASSETS	85.3	111.6	70.3

TOTAL ASSETS	$730.1	$792.9	$825.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Borrowings under revolving credit facility	$	$100.0	$100.0
Current portion of long-term debt	20.0
Accounts payable and accrued expenses	170.7	135.2	73.8
Payables to associated companies	14.1	10.8	16.0

TOTAL CURRENT LIABILITIES	204.8	246.0	189.8
LONG-TERM DEBT	35.0	70.0	70.0
PENSIONS, INCLUDING MINIMUM PENSION LIABILITY	151.3	10.0	3.4
OTHER POST-RETIREMENT BENEFITS	109.1	89.0	65.8
ENVIRONMENTAL AND CLOSURE OBLIGATIONS	84.7	57.5	59.2
OTHER LIABILITIES	46.0	22.5	36.7

	630.9	495.0	424.9
MINORITY INTEREST
Iron ore venture	19.9	25.7
Discontinued operation			25.9
SHAREHOLDERS’ EQUITY	79.3	272.2	374.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$730.1	$792.9	$825.0

Notes to Unaudited Financial Statements

1.	On January 31, 2002, Cliffs acquired Algoma Steel’s 45 percent interest in the Tilden Mine, which increased Cliffs’ ownership of Tilden from 40 percent to 85 percent. As a result of this transaction, Tilden became a consolidated subsidiary of Cliffs. On December 31, 2002, Cliffs acquired LTV’s 25 percent interest in the Empire Mine and a 19 percent interest owned by Ispat Inland Inc. in the Empire Mine, which increased Cliffs’ ownership of Empire to 79 percent. A subsidiary of Ispat Inland owns the remaining 21 percent. As a result of this transaction, Empire became a consolidated subsidiary of Cliffs. In comparing the consolidated statement of financial position at December 31, 2002 and 2001, there are significant changes that are mainly due to the consolidation of Tilden and Empire versus accounting for Tilden and Empire by the equity method. Increases to sales revenue and cost of goods sold include Tilden cost reimbursement from minority interest in 2002.

2.	Royalties and fees paid by Cliffs as a partner in the mines, which were previously reported in both revenues and cost of goods sold and operating expenses, have been eliminated. There was no impact on financial results.

3.	In management’s opinion, the unaudited financial statements present fairly the Company’s financial position and results. All supplementary information required by generally accepted accounting principles for complete financial statements has not been included. For further information, please refer to the Company’s latest Annual Report.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

	By:	/s/ C. B. Bezik

Name: C. B. Bezik Title: Senior Vice President-Finance
Dated: January 30, 2003